UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2007

GASCO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-26321 (Commission File Number)	98-0204105 (IRS Employer Identification No.)

8 Inverness Drive East, Suite 100, Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (303) 483-0044

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

CFR 240.13e-4(c))

Item 8.01        Other Events

On April 9, 2007, Gasco Energy, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) for the public offering of 10,000,000 shares of its common stock, $.0001 par value (“Common Stock”). A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto. Closing of the issuance and sale of the shares of Common Stock occurred on April 13, 2007.

On April 11, 2007, the Company filed with the Securities and Exchange Commission a prospectus supplement, dated April 9, 2007, to the accompanying base prospectus, dated November 1, 2005, included in the Company’s registration statement on Form S-3 (Registration No. 333-128547), as amended. The prospectus supplement was filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, in connection with the above described offering. An opinion of counsel related to such registration statement and the offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

Regulation S-K Number	Document
1.1	Underwriting Agreement dated April 9, 2007, between Gasco Energy, Inc. and J.P. Morgan Securities Inc.
5.1	Opinion of Dill Dill Carr Stonbraker & Hutchings, P.C.
23.1	Consent of Dill Dill Carr Stonbraker & Hutchings, P.C. (included in Exhibit 5.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GASCO ENERGY, INC.

April 13, 2007	By: /s/ W. King Grant
W. King Grant
Chief Financial Officer